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                                                                 EXHIBIT 6


STEFFEN ROBERTSON AND KIRSTEN   7175 W. Jefferson Avenue   Tel: (303) 985-1333
Consulting Engineers and Scientists   Lakewood, CO 80235   Fax: (303) 985-9947
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June 6, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated November 1994 entitled "Anchor Hill Project Mine Evaluation Study" and March 1994, entitled "Comprehensive Engineering Plan for the Gilt Edge Mine" which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Sincerely,

STEFFEN ROBERTSON AND KIRSTEN (U.S.), INC.


/s/ Rob Dorey
President